Exhibit 99.1
NEWS RELEASE

Bonanza Creek Energy to Participate in the 2019 Johnson Rice Energy Conference

DENVER, September 20, 2019 - Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company" or "Bonanza Creek") today announced that members of the Company’s management will attend and participate in meetings at the 2019 Johnson Rice Energy Conference in New Orleans, Louisiana on Tuesday, September 24, 2019. An updated Corporate Presentation has been posted to the Investor Relations section of the Company’s website at www.bonanzacrk.com.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com